PRESS RELEASE

FOR IMMEDIATE RELEASE

Optimal Group Announces 2008 Year-End Results

Montreal, Quebec, March 13, 2008—Optimal Group Inc. (NASDAQ:OPMR) today announced its financial results for the year-ended December 31, 2008. All references are in U.S. dollars.

Year-end 2008 results

Revenues for the year-ended December 31, 2008 were $152.5 million compared to $84.9 million for the year-ended December 31, 2007. In the fourth quarter of 2008, the Company sold substantially all of the payment processing assets that were used exclusively in the business of processing payments for “card-not-present” transactions. The results of operations for this business are included in discontinued operations in the consolidated statements of operations and the remaining assets and liabilities of the Company’s payment processing business segment are classified as discontinued in the consolidated balance sheet.

EBITDA for the year-ended December 31, 2008 was $(10.7) million or $(0.41) per diluted share compared to EBITDA of $1.8 million or $0.08 per diluted share for the comparable period in 2007.

EBITDA is a non-GAAP (generally accepted accounting principles) financial measure calculated as earnings before investment income, taxes and depreciation and amortization and excludes the impact of impairment losses, stock-based compensation and discontinued operations. A reconciliation of Optimal’s EBITDA is included in Annex A.

Net loss for the year-ended December 31, 2008 was $111.0 million or $(4.29) per share. A significant part of the net loss includes: goodwill and other intangible impairment losses of $66.9 million, amortization of other intangibles of $18.5 million, and loss from discontinued operations of $12.0 million, net of income taxes. This is compared to a net loss for the year-ended December 31, 2007 of $36.5 million or $(1.51) per share which included: amortization of intangibles of $12.7 million and a loss of $31.0 million from discontinued operations, net of income tax.

Due largely to a general deterioration of the economic environment, sales, operating profits and cash flows in the consumer robotic, toy and entertainment products segment were lower than expected in 2008. The Company tested the consumer robotic, toy and entertainment segment for impairment at September 30, 2008 and December 31, 2008. The Company revised its forecast for the next five years to reflect lower growth expectations for this segment. At December 31, 2008, the Company recognized a goodwill impairment loss of $41.4 million and an impairment loss of $2.4 million nonamortizable intangibles for this segment.

At June 30, 2008, the Company tested goodwill for impairment in the payment processing segment as the Company determined that there was a more likely than not expectation that a significant portion, or this entire segment, could be sold over the course of the following 12 months. As a result, the Company recorded a goodwill impairment loss of $10.8 million in the second quarter of 2008.

Optimal Group Announces 2008 Year-End Results

At December 31, 2008, the Company tested the remaining other intangibles held in the payment processing segment for impairment, as the Company determined that there was a more likely than not expectation that a significant portion of these other intangibles would be sold over the course of the next twelve months. As a result of this analysis, the Company recorded other intangible impairment losses of $12.2 million at December 31, 2008 based on the estimated fair value to be realized as proceeds from these transactions.

Goodwill, other intangible impairment losses and amortization of other intangibles do not result in any cash expenditures and do not affect the Company’s cash position, cash flow from operating activities or availability under any of its credit facilities.

The downturn in the global economy has had a significant effect on the toy industry and all wholesalers that operate in that segment, including the Company’s principal operating subsidiary, WowWee. Consumer confidence reached an all-time low in December 2008, driving retail sales weakness in the fourth quarter and holiday season as consumers, fearful of the economy’s direction, significantly reduced discretionary spending. The Company anticipates that the unfavourable economic conditions experienced in 2008 will continue into 2009. Optimal expects revenues to be under pressure in 2009 as a result of retail softness driven by a continued pull-back in consumers’ willingness to spend and retailers’ desire to reduce inventories, weakening foreign exchange in international markets, and the sale of fewer entertainment-related products in 2009. As a result, Optimal intends to manage its business based on reduced revenue assumptions and to continue to take actions intended to improve profitability and strengthen the Company’s balance sheet. In that regard, the Company continues to focus on margins and the preservation of cash in 2009. Optimal plans to tightly manage its inventories, capital expenditures and other spending activity in 2009.

U.S. Gaming Payment Processing

As previously announced, following announcements by the U.S. Attorney’s Office in the Southern District of New York relating to its investigation of the U.S. Internet gambling industry, the Company, in March 2007, initiated discussions with the U.S Attorney’s Office and is in the process of responding to a voluntary request for information issued by the U.S Attorney’s Office. The Company is not in a position to determine when these discussions will conclude nor the likely outcome of these discussions.

Cancellation of Outstanding Options

The Company announces that the Board of Directors has approved the cancellation of all options outstanding under the Company’s stock option plan. Options to acquire an aggregate of 1,531,000 Class “A” shares of the Company at $4.21 per share, and 3,646,356 Class “A” shares of the Company at $7.10 per share are currently outstanding. The cancellation of any outstanding options and the forfeiture of the option holder’s rights there under are subject to, and will become effective only once the option holder has consented to such cancellation.

About Optimal Group

Optimal Group Inc. has operated and, through various subsidiaries, has actively managed a variety of businesses.

Optimal Group Inc. currently operates:

The WowWee group of companies, with operations in Hong Kong, Carlsbad, California, Brussels, Belgium and Montreal, Quebec.  WowWee Group Limited, based in Hong Kong, is a leading designer,

Optimal Group Announces 2008 Year-End Results

developer, marketer and distributor of technology-based consumer robotic, toy and entertainment products.

Optimal Payments Corp., which processes credit card payments, primarily for small and medium-sized retail point-of-sale merchants.

For more information about Optimal, please visit the Company's website at www.optimalgrp.com.

Brad McKenna

Vice-President, Adminstration

Optimal Group Inc.

(514) 738-8885

bradir@optimalgrp.com

Optimal Group Announces 2008 Year-End Results

Cautionary Statements Regarding Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.Words such as “expects”, “intends”, “anticipates”, “plans”, “believes”, “seeks”, “estimates”, or variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements include, but are not limited to, statements about our current expectations with respect to our future growth strategies, results, opportunities and prospects, competitive position and industry environment. These forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities, or those of the markets we serve, to differ materially from those expressed in, or implied by, these forward-looking statements, including:

•	existing and future governmental regulations and disputes with governmental authorities;

•	general economic, legal and business conditions in the markets we serve;

•	our ability to continue to satisfy Nasdaq's conditions for continued listing of our common shares on The NASDAQ Global Market;

•	consumer confidence in the security of financial information transmitted via the Internet;

•	levels of consumer and merchant fraud, disputes between consumers and merchants and merchant insolvency;

•	liability for merchant chargebacks;

•	our ability to safeguard against breaches of privacy and security when processing electronic transactions and use of our payments systems for illegal purposes;

•	the imposition of and our compliance with rules and practice procedures implemented by credit card associations;

•	our ability to protect our intellectual property;

•	our relationships with our suppliers and the banking associations that we rely upon to process our electronic transactions;

•	disruptions in the function of our electronic payments systems and technological defects;

•	our ability to complete, integrate and benefit from acquisitions, divestitures, joint ventures and strategic alliances;

•	our ability to retain key personnel;

•	currency exchange rate fluctuations;

•

while we believe that our cash, cash equivalents and short-term investments will be adequate to meet our operating needs for at least the next 12 months, our existing cash, cash equivalents and short-term investments could prove to be inadequate to meet our funding requirements;

•	our ability to successfully implement our strategies for our recently acquired WowWee business;

•	changing consumer preferences for electronics and play products;

•	the seasonality of retail sales;

•	concentration among our major retail customers for the products of our WowWee business;

•	economic, social and political conditions in China, where WowWee’s products are manufactured;

•	the price and supply of raw materials used to manufacture WowWee’s products;

•	product liability claims and product recalls;

•	increased competition;

•	litigation; and

•	the factors described under Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2008

There may be additional risks and uncertainties and other factors that we do not currently view as material or that are not necessarily known. The forward looking statements made in this document are only made as of the date of this document.

Except as required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changes in circumstances or any other reason after the date of this press release.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements to encourage companies to provide prospective information about their companies without fear of litigation. We are relying on the “safe harbor” provisions of the Private Securities Litigation Reform Act in connection with the forward-looking statements included in this press release.

Consolidated Balance Sheets, Statements of Operations and Statements of Cash Flows follow:

OPTIMAL GROUP INC.
Consolidated Balance Sheets

December 31, 2008 and 2007
(expressed in thousands of U.S. dollars)

	2008	2007
Assets
Current assets:
Cash and cash equivalents	$32,849	$47,193
Short-term investments	6,296	12,477
Accounts and other receivables	25,050	17,175
Inventories	19,439	3,088
Income taxes receivable	302	2,970
Prepaid expenses and other assets	2,040	2,531
Future income taxes	–	714
Currents assets related to discontinued operations	2,877	15,273
	88,853	101,421

Property and equipment	4,299	3,789
Intangible assets	56,683	85,064
Goodwill	–	47,931
Future income taxes	–	6,200
Long-term assets related to discontinued operations	19,183	45,876
	$169,018	$290,281
Liabilities and Shareholders' Equity
Current liabilities:
Bank indebtedness	$11,547	$–
Accounts payable and accrued liabilities	38,947	33,908
Income taxes payable	1,370	4,484
Future income taxes	838	1,270
Current liabilities related to discontinued operations	2,984	26,395
	55,686	66,057

Future income taxes	6,965	11,648
Long-term debt	2,005	–
Long-term liabilities related to discontinued operations	10,871	10,871

Shareholders' equity:
Share capital	210,032	211,998
Warrants	2,696	2,696
Additional paid-in capital	34,316	29,561
Deficit	(152,069)	(41,066)
Accumulated other comprehensive loss	(1,484)	(1,484)
	93,491	201,705

	$169,018	$290,281

Optimal Group Announces 2008 Year-End Results

OPTIMAL GROUP INC.
Consolidated Statements of Operations and Comprehensive (Loss) Income

Three-year period ended December 31, 2008
(expressed in thousands of U.S. dollars, except share and per share amounts)

	2008	2007	2006

Revenues	$152,546	$84,908	$81,786

Expenses:
Cost of sales and transaction processing, excluding amortization	109,131	61,520	57,991
Amortization of intangibles pertaining to cost of sales and transaction processing	18,494	12,690	10,280
Amortization of equipment pertaining to cost of sales	3,623	581	-
Selling, general and administrative, excluding amortization and stock-based compensation	49,792	20,308	22,802
Amortization of equipment pertaining to selling, general and administrative	709	235	161
Stock-based compensation pertaining to selling, general and administrative	3,339	276	-
Research and development	2,931	731	-
Operating leases	1,358	501	583
Impairment losses	66,910	-	-
	256,287	96,842	91,817

Loss from continuing operations before undernoted items	(103,741)	(11,934)	(10,031)

Investment income	1,238	5,831	8,388

Loss from continuing operations before income taxes	(102,503)	(6,103)	(1,643)

Income tax recovery	3,500	618	-
Net loss from continuing operations	(99,003)	(5,485)	(1,643)

Net (loss) earnings from discontinued operations, net of income taxes	(12,000)	(31,026)	14,422

Net (loss) earnings and comprehensive (loss) income	$(111,003)	$(36,511)	$12,779

Weighted average number of shares:
Basic	25,860,128	24,179,134	23,628,604
Plus impact of stock options and warrants	-	-	1,810,527

Diluted	25,860,128	24,179,134	25,439,131

(Loss) earnings per share:
Continuing operations:
Basic	$(3.83)	$(0.23)	$(0.07)
Diluted	(3.83)	(0.23)	(0.07)
Discontinued operations:
Basic	(0.46)	(1.28)	0.61
Diluted	(0.46)	(1.28)	0.57
Net:
Basic	(4.29)	(1.51)	0.54
Diluted	(4.29)	(1.51)	0.50

Optimal Group Announces 2008 Year-End Results

OPTIMAL GROUP INC.
Consolidated Statements of Cash Flows

Three-year period ended December 31, 2008
(expressed in thousands of U.S. dollars)

	2008	2007	2006

Cash flows (used in) from operating activities:
Net (loss) earnings	$(111,003)	$(36,511)	$12,779
Add (deduct): loss (earnings) from discontinued operations	12,000	31,026	(14,422)
Net loss from continuing operations	(99,003)	(5,485)	(1,643)
Adjustments for items not affecting cash:
Amortization	22,826	13,506	10,441
Future income taxes	(3,526)	(148)	-
Stock-based compensation	3,339	276	-
Foreign exchange	415	(333)	(390)
Impairment losses	66,910	-	-
Net change in operating assets and liabilities	(15,521)	(3,489)	(1,633)
	(24,560)	4,327	6,775
Operating cash flows (used in) from discontinued operations	1,351	(41,616)	(6,572)
	(23,209)	(37,289)	203
Cash flows (used in) from financing activities:
Increase (decrease) in bank indebtedness	6,156	(8,581)	159
Repayment of long-term debt	(79)	-	-
Repurchase of Class "A" shares	(550)	(206)	(2,264)
Proceeds from issuance of Class "A" shares	-	87	5,172
	5,527	(8,700)	3,067
Financing cash flows from (used in) discontinued operations	-	58	(4,772)
	5,527	(8,642)	(1,705)
Cash flows (used in) from investing activities:
Acquisition of WowWee, net of cash of $483	-	(46,087)	-
Other business acquisitions	(6,557)	-	-
Purchase of property, equipment and intangible assets	(4,780)	(4,441)	(2,198)
Net proceeds from maturity of short-term investments	6,181	59,144	10,740
Proceeds from sale of property and equipment	1,834	-	-
Proceeds from disposition of payment processing businesses	8,500	-	-
Transaction costs related to business acquisitions and disposals	(583)	(1,155)	-
	4,595	7,461	8,542
Investing cash flows used in discontinued operations	(361)	(18,609)	(1,777)
	4,234	(11,148)	6,765

Effect of exchange rate changes on cash and cash equivalents during the year	(896)	350	423

Net (decrease) increase in cash and cash equivalents	(14,344)	(56,729)	5,686

Cash and cash equivalents, beginning of year	47,193	103,922	98,236

Cash and cash equivalents, end of year	$32,849	$47,193	$103,922

Annex A

Non-GAAP Financial Measures

We are using a non-GAAP (generally accepted accounting principles) measure to assess our operating performance. Earnings and other measures adjusted to a basis other than GAAP do not have standardized meanings and are unlikely to be comparable to similar measures used by other companies. Accordingly, they should not be considered in isolation. We are using EBITDA to measure the Company’s performance, which measure excludes certain items from earnings that Optimal management does not stress in assessing the Company’s operating performance and financial condition. We also believe this measure is routinely used by investors and analysts as a basis for assessing company value.

EBITDA, as used by Optimal, is calculated as earnings before investment income, taxes and depreciation and amortization and excludes the impacts of impairment loss, stock-based compensation and discontinued operations. We believe it is useful to exclude these items as they are either non-cash expenses, items that cannot be influenced by management in the short term, or items that do not impact core operating performance. Excluding these items does not imply they are necessarily non-recurring.

OPTIMAL GROUP INC.
Reconciliation of Non-GAAP Financial Information
EBITDA
(expressed in thousands of U.S. dollars, except per share amounts)

	Twelve months ended
	December 31,
	2008	2007
	Unaudited	Unaudited

Net (loss) earnings	$(111,003)	$(36,511)

Add (deduct):
Impairment loss	66,910	—
Amortization of intangibles pertaining to cost of sales and transaction processing	18,494	12,690
Amortization of property and equipment pertaining to cost of sales	3,623	581
Amortization of property and equipment pertaining to selling, general and administrative	709	235
Stock-based compensation pertaining to selling, general and administrative	3,339	276
Investment income	(1,238)	(5,831)
Income tax recovery	(3,500)	(618)
Loss from discontinued operations	12,000	31,026

EBITDA	$(10,666)	$1,848

Diluted shares (in 000’s)	25,860	24,179

EBITDA per diluted share	$(0.41)	$0.08